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                                                                     EXHIBIT 5

                             HOGAN & HARTSON L.L.P.
                            111 SOUTH CALVERT STREET
                               BALTIMORE, MD 21202

                                FEBRUARY 18, 2000

GUILFORD PHARMACEUTICALS INC.
6611 TRIBUTARY STREET
BALTIMORE, MARYLAND 21224

LADIES AND GENTLEMEN:

    This firm has acted as counsel to Guilford Pharmaceuticals Inc., a Delaware corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-8 filed on the date hereof (the "Registration Statement"), of 500,000 shares (the "Shares") of common stock, par value $.01 per share of the Company (the "Common Stock"), to be granted pursuant to the Guilford Pharmaceuticals Inc. 1998 Employee Share Option and Restricted Share Plan, as amended (the "Plan"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5) in connection with such registration.

    For purposes of this opinion letter, we have examined copies of the following documents:

    1.   An executed copy of the Registration Statement.

    2. The Certificate of Incorporation of the Company with amendments thereto, as certified by the Secretary of State of the State of Delaware on February 11, 2000, and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

    3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

    4. The Plan as adopted by the Board of Directors of the Company and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

    5. Resolutions of the Board of Directors of the Company adopted on February 17, 1998 and February 23, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the approval of the Plan and the filing of the Registration Statement.

    6. A certificate of certain officers of the Company, dated the date hereof, as to certain facts relating to the Company.

    In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

    This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, and we express no opinion as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.


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    Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance and delivery of the Shares pursuant to the terms of the Plan and in the manner contemplated by the Registration Statement and (iii) receipt by the Company of the consideration (the form of which is accordance with applicable law) for the Shares, the Shares will be validly issued, fully paid and non-assessable.

    We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared for your use in connection with filing of the Registration Statement and speaks as of the date hereof.

    We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                   SINCERELY YOURS,

                                                   HOGAN & HARTSON L.L.P.